Sub-Item 77Q1: Exhibits

(e) Copies of any new or amended registrant investment advisory
Contracts

Form of Investment Advisory Agreement with Motley Fool Asset Management, LLC was previously filed with the SEC as exhibit 28(d)(1) to Post-Effective Amendment No. 206 to The RBB Fund, Inc.'s Registration Statement filed with the SEC on December 21, 2016 (SEC Accession No. 0001104659-16-163222) and incorporated herein by reference.